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                                    ADDENDUM


                               CUSTODIAN AGREEMENT
                        (FOREIGN AND DOMESTIC SECURITIES)


                  This Addendum is in reference to the Custodian Agreement by and between Pacific Capital Funds (Principal) and Union Bank of California, formerly The Bank of California, (Custodian), dated June 29, 1996, and the Annex to the Custodian Agreement of October 13, 1997.

                  The Principal wishes to acknowledge that the Custodian Agreement between the two parties applies to all individual Funds within the Pacific Capital Fund Group, where Union Bank of California has been appointed the Custodian. The current appointment is for the New Asia Growth Fund and the International Stock Fund.


Date:___________________



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Authorized Signer                   Authorized Signer
Pacific Capital Funds               Union Bank of California


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